EXHIBIT 5.1

June 23, 2003

Targeted Genetics Corporation

1100 Olive Way, Suite 100

Seattle, WA 98101

Re:	Targeted Genetics Corporation Registration Statement on Form S-3
Registration	No. 333-74976

Ladies and Gentlemen:

We are counsel to Targeted Genetics Corporation, a Washington corporation (the “Company”). We have acted as counsel to the Company in connection with the preparation and filing of Registration Statement on Form S-3, Registration No. 333-74976 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the Commission on October 16, 2002, and in connection with the sale by the Company of 7,777,778 shares of the Company’s common stock (the “Shares”), par value $.01 per share, under the Registration Statement. A prospectus supplement in connection with the sale and issuance of the Shares was filed by the Company with the Commission in accordance with Rule 424(b)(5) under the Securities Act on June 16, 2003 (the “Prospectus Supplement”).

We have examined the Registration Statement and such instruments, documents, and records that we deemed relevant and necessary for the basis of this opinion, and we have also examined and relied on representations, statements or certificates of public officials and officers and representatives of the Company. In this examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based on this examination, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K and any amendment thereto, and to the reference to our firm in the Prospectus Supplement under the heading “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of that term as used in the Securities Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP